Contact:
Richard Kurtz, Advanced Photonix, Inc. (734) 864-5600
Richard Moyer, Cameron Associates (212) 554-5466

ADVANCED PHOTONIX, INC.
REPORTS THIRD QUARTER FISCAL 2009 RESULTS
Quarterly Revenues of $7.6 million, up 43% Year over Year

Ann Arbor, MI, February 9, 2009 --Advanced Photonix, Inc.® (NYSE Alternext US:API) (the “Company”) today reported its third quarter fiscal 2009 results ending December 26, 2008.

Financial Highlights for the Third Quarter Ended December 26, 2008

•
Net sales for the quarter were $7.6 million, an increase of $2.3 million, or 43%, compared to revenues for the quarter ended December 28, 2007. The increase was broad based across the Company’s markets, led by the military and industrial/non destructive testing markets..

•	Net sales for the year to date were $23.6 million, an increase of $5.6 million, or 31%, compared to the prior year to date period.

•
Gross profit margin for Q3 2009 was 43% of sales compared to 35% for the quarter ended December 28, 2007. This improvement in gross profit margin was due primarily to increased military, industrial, medical and telecommunication revenues.

•	Gross profit margin for the year to date was 45% compared to 39% for the prior year to date period.

•	Operating loss was $250,000 as compared to an operating loss of $2.3 million for the quarter ended December 28, 2007.

•	Operating loss year to date was $236,000 compared to an operating loss of $4.1 million for the prior year to date period.

•	Net loss was $359,000, or $.01 per diluted share, for the quarter, as compared to a net loss of $2.7 million, or $.11 per diluted share, for the quarter ended December 28, 2007.

•	Net loss year to date was $538,000 or $.02 per diluted share, as compared to $6.5 million, or $.31 per diluted share for the prior year period.

•
The Non-GAAP net income for the third quarter of fiscal 2009 was $260,000, or $0.01 per diluted share, as compared to a Non-GAAP net loss of $892,000, or $.04 per diluted share, for the comparable quarter ended December 28, 2007. The Company reported year to date Non-GAAP net income of $1.4 million, or $0.06 per diluted share, as compared to a Non-GAAP loss of $1.1 million, or $0.05 per diluted share, for the comparable prior year period.

•
EBITDA (which is defined as GAAP earnings before interest, taxes, depreciation, and amortization), was a positive $590,000 for the third quarter of fiscal 2009 as compared to a negative EBITDA of $1.5 million for the quarter ended December 28, 2007. For the year to date, the Company reported positive EBITDA of $2.2 million as compared to a negative EBITDA of $1.8 million for the comparable prior year period.

Contact:
Richard Kurtz, Advanced Photonix, Inc. (734) 864-5600
Richard Moyer, Cameron Associates (212) 554-5466

Richard Kurtz, Chairman and Chief Executive Officer, commented, "We are pleased with the results of the third quarter and are on track to achieve our 2009 revenue growth projection of 30% year over year. In these uncertain and difficult times, we are fortunate to have three product platforms that are all contributing to help meet our growth targets. As we’ve stated previously, our market opportunities and product platforms complement each other, and each product platform gives us a solid foundation for additional growth. In the third quarter, the strongest growth came from our military, industrial, homeland security and medical markets. We expect to continue to see fluctuations in our customer’s spending in any given quarter due primarily to their inventory plans, new product introduction patterns, and current state of the economy, but remain cautiously optimistic that we can meet our growth targets despite the generally adverse economic conditions.”

The Company will hold a conference call to discuss the results for the third quarter ended December 26, 2008 on Monday, February 9, 2009, at 4:30 PM EST. Participants can dial into the conference call at 888-680-0878 (617-213-4855 for international) using the passcode 67166630. The call will be webcast live by CCBN and can be accessed at Advanced Photonix’s web site at http://investor.advancedphotonix.com/ or at www.earnings.com. An audio replay of the call will be available shortly thereafter the same day and will remain on-line for two weeks. The replay number is 888-286-8010 (617-801-6888 for international) using pass code 52133600.

Forward-looking Statements:

The information contained herein includes forward looking statements that are based on assumptions that management believes to be reasonable but are subject to inherent uncertainties and risks including, but not limited to, risks associated with the move of our wafer fabrication facilities, technological obsolescence of existing product lines and technological obstacles which may prevent or slow the development and/or manufacture of new products, limited (or slower  than  anticipated) customer acceptance  of new products which have been and are being developed by the Company and a decline in the general demand for optoelectronic products.

Contact:
Richard Kurtz, Advanced Photonix, Inc. (734) 864-5600
Richard Moyer, Cameron Associates (212) 554-5466

Condensed Consolidated Balance Sheets
	Unaudited
Assets	December 26, 2008	March 31, 2008
Current Assets
Cash and cash equivalents	$1,623,000	$82,000
Restricted cash	500,000	1,500,000
Accounts receivable, net of allowance	4,441,000	3,202,000
Inventories, net of allowances	4,232,000	4,131,000
Prepaid expenses and other current assets	430,000	195,000
Total current assets	11,226,000	9,110,000
Equipment & Leasehold Improvements, at cost	11,380,000	10,847,000
Accumulated depreciation	(6,872,000)	(6,090,000)
Net Equipment and Leasehold Improvements	4,508,000	4,757,000
Goodwill, net of accumulated amortization	4,579,000	4,579,000
Patents, net	657,000	538,000
Intangible assets, net	8,783,000	10,333,000
Other assets	387,000	386,000

Total assets	$30,140,000	$29,703,000

Liabilities and shareholders' equity
Current liabilities
Line of credit	$1,394,000	$1,300,000
Accounts payable and accrued expenses	2,658,000	2,066,000
Compensation and related withholdings	1,326,000	527,000
Current portion of long-term debt-related parties	1,401,000	900,000
Current portion of long-term debt-capital lease obligations	-	460,000
Current portion of long-term debt	1,874,000	62,000
Total current liabilities	8,653,000	5,315,000
Long term debt, less current portion	2,100,000	2,249,000
Long term debt, less current portion - capital lease obligations	-	1,457,000
Long term debt, less current portion-related parties	-	951,000
Total liabilities	10,753,000	9,972,000

Shareholders' equity
Class A common stock, $.001 par value, 100,000,000 shares authorized; December 26, 2008 - 24,089,726 shares issued and outstanding; March 31, 2008 - 23,977,678 shares issued and outstanding	24,000	24,000
Additional paid-in capital	52,345,000	52,150,000
Accumulated deficit	(32,982,000)	(32,443,000)
Total shareholders' equity	19,387,000	19,731,000

Total liabilities and shareholders' equity	$30,140,000	$29,703,000

Contact:
Richard Kurtz, Advanced Photonix, Inc. (734) 864-5600
Richard Moyer, Cameron Associates (212) 554-5466

Consolidated Statement of Operations (unaudited)
	Three months ended		Nine months ended
	December 26, 2008	December 28, 2007	December 26, 2008	December 28, 2007
Net Sales	$7,606,000	$5,306,000	$23,565,000	$17,980,000
Cost of Sales	4,329,000	3,431,000	12,967,000	10,890,000
Gross Margin	3,277,000	1,875,000	10,598,000	7,090,000

Operating Expenses
Research, Development & Engineering	1,112,000	1,034,000	3,321,000	2,944,000
General & Administrative	1,236,000	1,209,000	3,751,000	3,562,000
Amortization	516,000	491,000	1,561,000	1,471,000
Dodgeville consolidation	-	534,000	-	534,000
Wafer Fab relocation	58,000	421,000	266,000	1,032,000
Sales & Marketing	605,000	462,000	1,935,000	1,667,000
Total Operating Expenses	3,527,000	4,151,000	10,834,000	11,210,000

Net Operating Income (Loss)	(250,000)	(2,276,000)	(236,000)	(4,120,000)

Other (Income) & Expense
Other (Income)/Expense	-	42,000	2,000	24,000
Interest Income	3,000	(35,000)	(25,000)	(82,000)
Interest Expense-Related Parties	22,000	39,000	77,000	138,000
Interest Expense - Warrant discount	-	309,000	-	1,742,000
Interest Expense	84,000	95,000	248,000	547,000
Other (Income) & Expense	109,000	450,000	302,000	2,369,000

Net Income (Loss)	$(359,000)	$(2,726,000)	$(538,000)	$(6,489,000)
Basic and diluted earnings per share	$(0.01)	$(0.11)	$(0.02)	$(0.31)

Weighted number of shares outstanding - Basic and diluted	24,109,000	23,804,000	24,057,000	20,996,000

Contact:
Richard Kurtz, Advanced Photonix, Inc. (734) 864-5600
Richard Moyer, Cameron Associates (212) 554-5466

Non-GAAP Financial Measures

The Company provides Non-GAAP Net Income and EBITDA as supplemental financial information regarding the Company's operational performance. These Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP Net Income and EBITDA should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similar measures used by other companies. Reconciliation of Non-GAAP Net Income and EBITDA to GAAP net income and loss are set forth in the financial schedule section below.

Reconciliation of Non-GAAP Income (loss) to GAAP Income (loss)
	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
	December 26, 2008	December 28, 2007	December 26, 2008	December 28, 2007
Net Income (Loss)	$(359,000)	$(2,726,000)	$(538,000)	$(6,489,000)

Add Back:
Interest Expense - Convertible notes	-	11,000	-	269,000
Interest expense - Warrant (fair value)	-	309,000	-	1,742,000
Amortization - intangibles/patents	516,000	491,000	1,561,000	1,471,000
Stock Option Compensation Expense	45,000	68,000	145,000	201,000
Private Placement	-	-	-	170,000
Dodgeville consolidation		534,000		534,000
Other Expense - Wafer Fabrication	58,000	421,000	266,000	1,032,000
Subtotal - Add backs	619,000	1,834,000	1,972,000	5,419,000
Non-GAAP Income (Loss)	$260,000	$(892,000)	$1,434,000	$(1,070,000)

Net earnings (loss) per share	$0.01	$(0.04)	$0.06	$(0.05)

Weighted Number of shares outstanding	24,109,000	23,804,000	24,057,000	20,996,000

Contact:
Richard Kurtz, Advanced Photonix, Inc. (734) 864-5600
Richard Moyer, Cameron Associates (212) 554-5466

Reconciliation of EBITDA to GAAP income/(loss)
	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
	December 26, 2008	December 28, 2007	December 26, 2008	December 28, 2007
Net Income (Loss)	$(359,000)	$(2,726,000)	$(538,000)	$(6,489,000)

Add Back:
Net Interest expense (income)	109,000	99,000	300,000	603,000
Interest expense - Warrant (fair value)	-	309,000	-	1,742,000
Depreciation Expense	324,000	336,000	861,000	858,000
Amortization	516,000	491,000	1,561,000	1,471,000
Subtotal - Add backs	949,000	1,235,000	2,722,000	4,674,000
EBITDA	$590,000	$(1,491,000)	$2,184,000	$(1,815,000)

Advanced Photonix, Inc.® (NYSE Alternext US:API) is a leading vertically integrated optoelectronic semiconductor manufacturer of optoelectronic solutions, high-speed optical receivers and terahertz instrumentation to a global OEM customer base.  Products include patented silicon (Si), indium phosphide (InP) and gallium arsinide (GaAs) based APD, PIN, and FILTRODE® photodetectors; high-speed optical receivers; and the T-Ray™ 4000 THz product platform. More information on Advanced Photonix can be found at http://www.advancedphotonix.com.